UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2011

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2011, K. Jeffrey Dahlberg retired as non-executive Chairman and a member of the Board of Directors of Famous Dave’s of America, Inc. (the “Company”). Mr. Dahlberg joined the Company’s Board of Directors in 2001 and has served as its non-executive Chairman since 2003. Current director, Dean A. Riesen, was appointed to replace Mr. Dahlberg as non-executive Chairman of the Company’s Board of Directors.

Also on August 2, 2011, the Company filled the vacancy on the Board of Directors resulting from Mr. Dahlberg’s resignation by electing Mr. John Gilbert to serve as a director until the Company’s next annual shareholders’ meeting. In conjunction with his election to the Board of Directors, on August 2, 2011, the Company granted to Mr. Gilbert 15,000 shares of restricted common stock. The restricted shares are subject to transfer and forfeiture restrictions that lapse in five equal annual installments commencing on the one year anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: August 3, 2011	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Chief Financial Officer and Secretary